Exhibit 17

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

SCAN TO VIEW MATERIALS & VOTE	[QR BARCODE]
To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com or scan the QR Barcode above
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

If you vote by Telephone or Internet, You do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D91939-S55084	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

FEDERATED HERMES MICHIGAN

INTERMEDIATE MUNICIPAL FUND

1. To approve a proposed Agreement and Plan of Reorganization pursuant to which Federated Hermes Intermediate Municipal Fund (the “Surviving Fund”), a portfolio of Federated Hermes Intermediate Municipal Trust, would acquire all, or substantially all, of the assets of Federated Hermes Michigan Intermediate Municipal Fund (the “Fund”), a portfolio of Federated Hermes Municipal Securities Income Trust (the “Trust”) in exchange for Class A Shares and Institutional Shares of the Surviving Fund to be distributed pro rata by the Fund to its shareholders of Class A Shares and Institutional Shares, respectively, in complete liquidation, dissolution and termination of the Fund.	For	Against	Abstain

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

D91940-S55084

FEDERATED HERMES MICHIGAN INTERMEDIATE MUNICIPAL FUND

A portfolio of Federated Hermes Municipal Securities Income Trust

SPECIAL MEETING OF SHAREHOLDERS — JANUARY 26, 2023

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Hermes Michigan Intermediate Municipal Fund, a portfolio of Federated Hermes Municipal Securities Income Trust (the “Trust”), hereby revoking any proxy heretofore given, designate and appoint George Magera, Kary Moore, Edward Bartley, Leslie Petrone and Erin Dugan, each of them separately, with full power of substitution, as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on January 26, 2023 at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, at 10:00 a.m. (Eastern Time), and at any adjournment or postponement thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot with all powers the undersigned would possess if personally present. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment or postponement thereof and the attorneys named in this proxy will vote on such matters in their best judgment. The undersigned holder hereby acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.